                                                                    Exhibit 99.1

            LIGHTBRIDGE REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

                  Company exceeds revenue and earnings guidance
               Revenue of $29.6 million, loss per share of ($0.07)
      Cash and short-term investments of $131.1 million, or $4.87 per share

BURLINGTON, MA - OCTOBER 23, 2003 -- Lightbridge, Inc. (Nasdaq: LTBG), a global enabler of mobile and online business solutions, today reported financial results for the third quarter of 2003. Revenues for the quarter were $29.6 million, versus $31.6 million in the third quarter of 2002. Revenue performance in the quarter reflects stronger transaction volume and increased consulting activity over the preceding quarter. The Company reported a net loss of $1.9 million, or ($0.07) per share, during the third quarter of 2003, versus net income of $1.7 million, or $0.06 per share, in the same period last year, and versus breakeven performance sequentially. The loss of $1.9 million for the third quarter of 2003 includes restructuring charges of $3.4 million.

For the nine months ended September 30, 2003, the Company reported revenue of $89.3 million, versus $102.8 million in the first nine months of 2002. These results reflect lower revenue in the Company's three major segments:
Transaction, Software Licensing, and Consulting Services. The Company reported a net loss of $2.3 million, or ($0.09) per share, in the first nine months of 2003, versus net income of $2.5 million, or $0.09 per share, in the same period last year.

Pamela D.A. Reeve, Chief Executive Officer of Lightbridge, stated, "We exceeded our revenue and earnings expectations due in great measure to improvement in our Transaction business, as well as strength in our Consulting Services segment. Along with our revenue and earnings performance, I am pleased with our progress in extending the product functionality and the channel support of our PrePay applications. Our recent announcements with Nortel and Sentori, along with our strategic partnership with Ericsson, now enable us to deploy our PrePay solution on major wireless networks in any market around the globe. We are excited to be working with the people at each of these organizations and believe their decision to partner with Lightbridge demonstrates the strength of our Company, technology and product strategy."

Ms. Reeve concluded, "We continue to invest judiciously in areas important to our growth strategy so we can be well positioned as the economic cycle improves. We believe our leadership and experience in the wireless arena, as well as our strong balance sheet, position us to expand our business and build shareholder value."


FOURTH QUARTER 2003 GUIDANCE

In light of market conditions, the Company continues to be cautious regarding near term results. The Company estimates revenue to be in the range of $28.5 to $31.0 million in the fourth quarter of 2003 and earnings per share to be in the range of ($0.01) to $0.01.

     SELECT FINANCIAL HIGHLIGHTS FROM THE THIRD QUARTER

          - CASH AND SHORT-TERM INVESTMENTS - At September 30, 2003, the Company had $131.1 million in cash and short-term investments, equal to $4.87 per share of outstanding common stock.

                                     -more-

          - STOCK REPURCHASE PROGRAM - During the quarter ended September 30, 2003, Lightbridge repurchased approximately 65,000 shares of its common stock under the terms of its Stock Repurchase Program. Since the program's inception in September 2001, the Company has repurchased more than 1.7 million shares of its common stock and retains authorization to purchase up to an additional 2.3 million shares through September 2005.

RECENT BUSINESS HIGHLIGHTS

          - PREPAY GSM WIN-Barbados-based Sunbeach Communications Inc. selected Lightbridge(R) PrePay(TM) as its prepaid billing and call rating system in Barbados and the Eastern Caribbean markets.

          -    LIGHTBRIDGE HELPS GUIDE WIRELESS CARRIERS THROUGH WLNP TRANSITION
               - Lightbridge outlined solutions that wireless carriers can deploy to reduce risk and capitalize on opportunities presented by Wireless Local Number Portability (WLNP) - a major event that challenges wireless carriers to implement new management processes and software solutions to increase customer lifetime value.

          - MULTI-MILLION DOLLAR WIN WITH RETAIL MANAGEMENT SYSTEM AND CONSULTING SERVICES - Dobson Communications Corporation licensed the Lightbridge(R) Retail Management System(TM) (RMS(TM)), a point-of-sale and inventory control application. The deal also included consulting services to integrate RMS with Dobson's business software infrastructure.


                                     -more-

CONFERENCE CALL INFORMATION

Lightbridge will conduct a conference call on Thursday, October 23, 2003 at 9:00 a.m. (EDT) to discuss the information contained in this news release. Investors wishing to listen to a webcast of the conference call should link to the "Investor Relations" section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company's website for one week. The call can also be accessed live over the phone by dialing 888-802-8576 or for international callers by dialing 01-973-935-8515. A replay of the call will be available one hour after the call and can be accessed by dialing 877-519-4471 and entering pass code number:
4175014. The replay will be available until October 30, 2003.

ABOUT LIGHTBRIDGE

Lightbridge is a global enabler of mobile and online business solutions, offering software and services designed to maximize the lifetime value of customers, minimize risk and increase profitability. Lightbridge real-time applications qualify customers, assess credit, screen for fraud, authenticate individuals, monitor transaction behavior and manage identity theft.

Since 1989, Lightbridge has helped wireless carriers reduce the risks associated with `faceless transactions.' Today, Lightbridge is applying that carrier-grade reliability and scalability to global e-businesses that want to minimize online customer risk with effective, efficient, automated processes. Its combined solutions and services create a trusted environment for customers, while safeguarding business information and transactions. Businesses supported by Lightbridge have the competitive ability to translate prospects into profitable lifetime customers, whether transactions are completed on wired, wireless or Internet devices. Visit the Company at http://www.lightbridge.com or call 800-LIGHTBR.

                                      ###

CONTACTS:

SUSAN GRIFFIN                   GLEN ZIMMERMAN        BRAD COHEN/ASHLEY M. AMMON
Investor Relations             Media Relations         IR Counsel to Lightbridge
Lightbridge, Inc.              Lightbridge, Inc.               ICR, Inc.
781/359-4854                     781/359-4705                203/222-9013
sgriffin@lightbridge.com   gzimmerman@lightbridge.com    bcohen@icr-online.com
------------------------   --------------------------    ---------------------

LIGHTBRIDGE and the Lightbridge logo are registered trademarks and PrePay, Retail Management System and RMS are trademarks of Lightbridge, Inc. All other trademarks or registered trademarks are the properties of their respective owners.

                                     -more-

FORWARD-LOOKING STATEMENTS

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the business outlook and trends in the future, the Company's plans and strategies for the future including, without limitation, plans to develop alliances, expand the Company's business and build shareholder value, the Company's market position, the impact of the Company's alliances with other businesses, and the financial guidance for the fourth quarter of 2003 are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company's revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, including, without limitation, the advent of wireless local number portability, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications industry including, without limitation, decreases or delays in capital spending by carriers and global economic recession, (v) uncertainties about the Company's ability to execute on, and about the impact on the Company's business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, (vi) the impact of restructuring and other charges on the Company's business and operations, and (vii) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission including, without limitation, its 2002 Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements.


                                     -more-

LIGHTBRIDGE, INC. AND SUBSIDIARIES


UNAUDITED
TABLE 1: FINANCIAL HIGHLIGHTS (QUARTERLY COMPARISON)

(In millions, except per share data and %)


                                        Q3 2003          Q2 2003        % CHANGE          Q3 2002       % CHANGE
Revenues
  Transaction                             $20.0            $19.1            5.0%            $21.1         (5.2%)
  Software Licensing                        1.4              4.4          (68.3%)             1.8        (20.1%)
  Consulting & Services                     8.0              6.7           18.5%              8.1         (1.6%)
Hardware                                     .2              1.1          (81.5%)             0.6        (67.4%)
                                        -------          -------        --------           ------       -------
Total Revenues                            $29.6            $31.3           (5.5%)           $31.6         (6.3%)
Net Income (Loss)                         ($1.9)           ($0.1)       (2180.7%)            $1.7       (208.7%)
EPS (Loss)                               ($0.07)          ($0.00)       (2388.6%)           $0.06       (213.0%)
Diluted Shares (for EPS)                   26.9             27.0           (0.3%)            28.3         (4.8%)
Total Cash and Short-Term                $131.1           $130.3            0.6%           $117.6         11.5%
Investments


                                     -more-

LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 2: STATEMENT OF OPERATIONS (QUARTER ENDED)

(In thousands, except per share data)



                               QUARTER ENDED  % OF TOTAL   QUARTER ENDED  % OF TOTAL         $         %
                               SEPT.30, 2003    REVENUE    SEPT. 30, 2002   REVENUE     DIFFERENCE DIFFERENCE
                             -------------------------------------------------------------------------------
Revenues:
   Transaction                   $20,029         67.7%         $21,117       66.9%     $ (1,088)      (5.2%)
   Software licensing              1,413          4.8%           1,769        5.6%         (356)     (20.1%)
   Consulting & Services           7,922         26.8%           8,048       25.5%         (126)      (1.6%)
   Hardware                          202          0.7%             620        2.0%         (418)     (67.4%)
                                 ---------------------         ------------------      --------------------
     Total revenues               29,566        100.0%          31,554      100.0%       (1,988)      (6.3%)
                                 ---------------------         ------------------      --------------------

Cost of revenues:

   Transaction                    11,398         38.6%          11,760       37.3%         (362)      (3.1%)
   Software licensing                349          1.2%             315        1.0%           34       10.8%
   Consulting & Services           3,544         12.0%           2,898        9.2%          646       22.3%
   Hardware                          123          0.4%             485        1.5%         (362)     (74.6%)
                                 ---------------------         ------------------      --------------------
     Total cost of revenues       15,414         52.2%          15,458       49.0%          (44)      (0.3%)
                                 ---------------------         ------------------      --------------------

Gross margin:

   Transaction                     8,631         29.1%           9,357       29.6%         (726)      (7.8%)
   Software licensing              1,064          3.6%           1,454        4.6%         (390)     (26.8%)
   Consulting & Services           4,378         14.8%           5,150       16.3%         (772)     (15.0%)
   Hardware                           79          0.3%             135        0.5%          (56)     (41.5%)
                                 ---------------------         ------------------      --------------------
     Total gross margin           14,152         47.8%          16,096       51.0%       (1,944)     (12.1%)
                                 ---------------------         ------------------      --------------------

Operating expenses:

   Development costs               6,878         23.3%           7,095       22.5%         (217)      (3.1%)
   Sales and marketing             3,339         11.3%           3,103        9.8%          236        7.6%
   General and administrative      3,240         11.0%           4,083       12.9%         (843)     (20.6%)
   Restructuring costs             3,438         11.6%               -        0.0%        3,438          -
                                 ---------------------         ------------------      --------------------
     Total operating expenses     16,895         57.2%          14,281       45.2%        2,614       18.3%
                                 ---------------------         ------------------      --------------------

Income (loss) from operations     (2,743)        (9.4%)          1,815        5.8%       (4,558)    (251.1%)
Other income, net                    377          1.3%             607        1.9%         (230)     (37.9%)
                                 ---------------------         ------------------      --------------------
Income (loss) before taxes        (2,366)        (8.1%)          2,422        7.7%       (4,788)    (197.7%)
Provision (benefit) for
income taxes                        (473)        (1.6%)            681        2.2%       (1,154)    (169.5%)
                                 ---------------------         ------------------      --------------------
Net income (loss)                $(1,893)        (6.5%)        $ 1,741        5.5%     $ (3,634)    (208.7%)
                                 =====================         ==================      ====================
Weighted average shares           26,912                        28,278
                                 =======                       =======
Diluted earnings (loss) per
share                            $ (0.07)                      $  0.06
                                 =======                       =======



                                     -more-

LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 3: STATEMENT OF OPERATIONS (NINE MONTHS ENDED)

(In thousands, except per share data)



                                       NINE MONTHS ENDED   % OF TOTAL    NINE MONTHS ENDED  % OF TOTAL        $          %
                                         SEPT. 30, 2003     REVENUE        SEPT. 30, 2002     REVENUE    DIFFERENCE  DIFFERENCE
                                    --------------------------------- -------------------------------- ------------------------
Revenues:

   Transaction                             $58,880           65.9%          $ 66,981          65.2%      $ (8,101)     (12.1%)
   Software licensing                        7,474            8.4%             8,555           8.3%        (1,081)     (12.6%)
   Consulting & Services                    20,900           23.4%            25,303          24.6%        (4,403)     (17.4%)
   Hardware                                  2,034            2.3%             2,002           1.9%            32        1.6%
                                           -------          -----           --------         -----       --------      -----
     Total revenues                         89,288          100.0%           102,841         100.0%       (13,553)     (13.2%)
                                           -------          -----           --------         -----       --------      -----

Cost of revenues:

   Transaction                              33,475           37.5%            38,105          37.1%        (4,630)     (12.2%)
   Software licensing                        1,136            1.3%             1,042           1.0%            94        9.0%
   Consulting & Services                     9,288           10.4%            10,848          10.5%        (1,560)     (14.4%)
   Hardware                                  1,693            1.9%             1,528           1.4%           165       10.8%
                                           -------          -----           --------         -----       --------      -----
     Total cost of revenues                 45,592           51.1%            51,523          50.0%        (5,931)     (11.5%)
                                           -------          -----           --------         -----       --------      -----

Gross margin:

   Transaction                              25,405           28.4%            28,876          28.1%        (3,471)     (12.0%)
   Software licensing                        6,338            7.1%             7,513           7.3%        (1,175)     (15.6%)
   Consulting & Services                    11,612           13.0%            14,455          14.1%        (2,843)     (19.7%)
   Hardware                                    341            0.4%               474           0.5%          (133)     (28.1%)
                                           -------          -----           --------         -----       --------      -----
     Total gross margin                     43,696           48.9%            51,318          50.0%        (7,622)     (14.9%)
                                           -------          -----           --------         -----       --------      -----

Operating expenses:

   Development costs                        21,430           24.0%            22,278          21.7%          (848)      (3.8%)
   Sales and marketing                      10,921           12.2%            10,161           9.9%           760        7.5%
   General and administrative               10,510           11.8%            13,621          13.1%        (3,111)     (22.8%)
   Purchased in-process R&D                      -              -              1,618           1.6%        (1,618)    (100.0%)
   Restructuring costs                       4,987            5.6%             3,616           3.5%         1,371       37.9%
                                           -------          -----           --------         -----       --------      -----
     Total operating expenses               47,848           53.6%            51,294          49.8%        (3,446)      (6.7%)
                                           -------          -----           --------         -----       --------      -----

Income (loss) from operations               (4,152)          (4.7%)               24           0.0%        (4,176)  (17400.0%)
Other income, net                            1,382            1.5%             1,823           1.8%          (441)     (24.2%)
Equity in loss of partnership
investment                                    (471)          (0.5%)                -           0.0%          (471)         -
                                           -------          -----           --------         -----       --------      -----
Income (loss) before taxes                  (3,241)          (3.7%)            1,847           1.8%        (5,088)    (275.5%)
Provision (benefit) for income taxes          (908)          (1.0%)             (607)         (0.6%)         (301)      49.6%
                                           -------          -----           --------         -----       --------      -----
Net income (loss)                          $(2,333)          (2.7%)         $  2,454           2.4%      $ (4,787)    (195.1%)
                                           =======          =====           ========         =====       ========     ======
Weighted average shares                     27,046                            28,647
                                           =======                          ========
Diluted earnings (loss) per share          $ (0.09)                         $   0.09
                                           =======                          ========


LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 4: BALANCE SHEETS

(In thousands)


                                                                                                      CHANGE FROM
                       ASSETS                            SEPT. 30, 2003          DEC. 31, 2002       DEC. 31, 2002
                       ------                            --------------          -------------       -------------
Current assets:
     Cash and cash equivalents                              $ 72,401               $ 90,664            $(18,263)
     Short-term investments                                   58,737                 42,806              15,931
                                                            --------               --------            --------
          Total cash and short-term investments              131,138                133,470              (2,332)
     Accounts receivable, net                                 18,774                 17,679               1,095
     Other current assets                                      6,456                  6,124                 332
                                                            --------               --------            --------
          Total current assets                               156,368                157,273                (905)
Property and equipment, net                                   10,226                 16,183              (5,957)
Other assets, net                                              6,529                  7,216                (687)
                                                            --------               --------            --------
          Total assets                                      $173,123               $180,672            $ (7,549)
                                                            ========               ========            ========

        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------

Current liabilities:

     Accounts payable and accrued liabilities               $ 11,375               $ 15,145            $ (3,770)
     Deferred revenues                                         4,003                  4,292                (289)
     Reserve for restructuring                                 3,260                  1,335               1,925
                                                            --------               --------            --------
          Total current liabilities                           18,638                 20,772              (2,134)
Long-term liabilities                                             41                    259                (218)
                                                            --------               --------            --------
          Total liabilities                                   18,679                 21,031              (2,352)
                                                            --------               --------            --------

Stockholders' equity:

          Total stockholders' equity                         154,444                159,641              (5,197)
                                                            --------               --------            --------
               Total liabilities and stockholders' equity   $173,123               $180,672            $ (7,549)
                                                            ========               ========            ========
